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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                         VIASYSTEMS TECHNOLOGIES, L.L.C.


         This Certificate of Formation of Viasystems Technologies, L.L.C. (the "LLC") is being duly executed and filed by Viasystems, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

         FIRST: The name of the limited liability company formed hereby is Viasystems Technologies, L.L.C.

         SECOND: The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address if The Corporation Trust Company

         THIRD: This Certificate of Formation shall be effective on the date of filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 7th day of October, 1998.


                                          VIASYSTEMS, INC.

                                          /s/ DAVID J. WEBSTER
                                          ---------------------------------
                                          David J. Webster
                                          Senior Vice President